Exhibit 3.2

ROSS MILLER Secretary of state 2014 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

	Filed in the office of	Document Number
	/s/ Ross Miller	20130555037-71
	Ross Miller	Filing Date and Time
Certificate of Amendment	Secretary of State	08/23/2013 12:40 PM
(PURSUANT TO NRS 78.385 AND 78.390	State of Nevada	Entity Number
C8519-1999

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 AND 78.390)

1. Name of corporation:
Sysorex Global Holdings Corp.

2. The Articles have been amended as follows: (provide article numbers, if available)
The first paragraph of “ARTICLE IV. CAPITAL STOCK” of the Articles of Incorporation of Sysorex Global Holdings Corp. is hereby amended and restated as follows:

The Corporation is authorized to issue up to 55,000,000 shares of capital stock of which 50,000,000 shall be designed as “Common Stock”, each of which have a par value of $.001 and 5,000,000 which shall be designated as “Preferred Stock”, each of which have a par value of $.001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of
the articles of incorporation* have voted in favor of the amendment is:	69%

4. Effective date and time of filing: (optional)	Date:	Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

/s/ Wendy Loundermon
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fess may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 8-31-11